Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271881

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated June 27, 2025

PRELIMINARY PRICING SUPPLEMENT dated June 27, 2025
(To Product Supplement No. 2 dated June 30, 2023
Prospectus Supplement dated May 12, 2023
and Prospectus dated May 12, 2023)

Jefferies Financial Group Inc. Medium-Term Notes, Series A

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

■     Linked to the lowest performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust (each referred to as a “Market Measure”)
■    Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the fund closing price of the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure that has the lowest fund closing price on that calculation day as a percentage of its starting price
■     Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Market Measure on the calculation day for that quarter is greater than or equal to its threshold price. However, if the fund closing price of the lowest performing Market Measure on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the lowest performing Market Measure is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The threshold price for each Market Measure is equal to 70% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 12.30% per annum
■     Automatic Call.  If the fund closing price of the lowest performing Market Measure on any of the quarterly calculation days from January 2026 to April 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment
■    Potential Loss of Principal.  If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the fund closing price of the lowest performing Market Measure on the final calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Market Measure on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities.
■   If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Market Measure from its starting price if its fund closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of any Market Measure and will not receive any dividends on any Market Measure or the securities or assets included in any Market Measure
■     Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. You will not benefit in any way from the performance of the better performing Market Measures. Therefore, you will be adversely affected if any Market Measure performs poorly, even if the other Market Measures perform favorably
■    All payments on the securities are subject to our credit risk, and you will have no ability to pursue any Market Measure or any securities or assets included in any Market Measure for payment; if we default on our obligations under the securities, you could lose some or all of your investment
■     No exchange listing; designed to be held to maturity

We estimate that the value of each security on the pricing date will be approximately $969.10, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement. See “Estimated Value of the Securities” in this pricing supplement.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.
The securities are senior unsecured obligations of Jefferies Financial Group Inc. and, accordingly, all payments are subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to the Issuer

Per Security	$1,000.00	$23.25	$976.75
Total
(1)
Jefferies LLC and Wells Fargo Securities, LLC are the agents for the distribution of the securities and are acting as principal.  See “Terms of the Securities—Agents” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)
In respect of certain securities sold in this offering, Jefferies LLC, the broker-dealer subsidiary of Jefferies Financial Group Inc., may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Jefferies	Wells Fargo Securities

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Terms of the Securities

Issuer:	Jefferies Financial Group Inc.
Market Measures:	The VanEck® Gold Miners ETF and the iShares® Silver Trust (each referred to as a “Market Measure,” and collectively as the “Market Measures”).
Fund Underlying Index:	With respect to the VanEck® Gold Miners ETF, the NYSE Arca Gold Miners Index.
Pricing Date*:	July 31, 2025
Issue Date*:	August 5, 2025
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:
On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Market Measure on the related calculation day is greater than or equal to its threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the fund closing price of the lowest performing Market Measure on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Market Measure is less than its threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “-Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 12.30% per annum.
Automatic Call:
If the fund closing price of the lowest performing Market Measure on any of the calculation days from January 2026 to April 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:
Quarterly, on the 24th day of each January, April, July and October, commencing October 2025 and ending April 2028, and the final calculation day, each subject to postponement as described below under “-Market Disruption Events and Postponement Provisions.” We refer to July 24, 2028 as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable).
Stated Maturity Date*:	July 27, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•  if the ending price of the lowest performing Market Measure on the final calculation day is greater than or equal to its threshold price: $1,000; or
•  if the ending price of the lowest performing Market Measure on the final calculation day is less than its threshold price:
$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Market Measure on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Market Measure, but you will have full downside exposure to the lowest performing Market Measure on the final calculation day if the ending price of that Market Measure is less than its threshold price.

Lowest Performing Market Measure:	For any calculation day, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Market Measure on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:
With respect to each Market Measure, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:	With respect to the VanEck® Gold Miners ETF: , its fund closing price on the pricing date. With respect to the iShares® Silver Trust: , its fund closing price on the pricing date.
Ending Price:	The “ending price” of a Market Measure will be its fund closing price on the final calculation day.
Threshold Price:	With respect to the VanEck® Gold Miners ETF: , which is equal to 70% of its starting price. With respect to the iShares® Silver Trust: , which is equal to 70% of its starting price.
Market Disruption Events and Postponement Provisions:
Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed, and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Jefferies Financial Services Inc. (“JFSI”), a wholly owned subsidiary of Jefferies Financial Group Inc.
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

Agents:
Jefferies LLC and Wells Fargo Securities, LLC (“WFS”) are the agents for the distribution of the securities. The agents will receive an agent discount of up to $23.25 per security. The agents may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of

PRS-3

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, Jefferies LLC may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
The agents and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities.  If the agents or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	47233YKG9
_____________________
*
To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. 2 dated June 30, 2023, the prospectus supplement dated May 12, 2023 and the prospectus dated May 12, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
As used in this pricing supplement, “we,” “us” and “our” refer to Jefferies Financial Group Inc., unless the context requires otherwise.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. 2 dated June 30, 2023: https://www.sec.gov/Archives/edgar/data/96223/000114036123032428/brhc20055267_424b2.htm
•	Prospectus Supplement dated May 12, 2023 and Prospectus dated May 12, 2023: https://www.sec.gov/Archives/edgar/data/96223/000114036123024421/ny20009069x3_424b2.htm

PRS-5

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Estimated Value of the Securities
The face amount of each security is $1,000.  The original issue price will equal 100% of the face amount per security.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original offering price.  We estimate that the value of each security on the pricing date will be approximately $969.10, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.
Valuation of the Securities
Jefferies LLC calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models at that time. Jefferies LLC’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). In calculating the estimated value of the derivative component, Jefferies LLC estimated future cash flows based on a proprietary derivative-pricing model that is in turn based on various inputs, including the factors described under “Selected Risk Considerations—The estimated value of the securities was determined for us by our subsidiary using proprietary pricing models” below. These inputs may be market-observable or may be based on assumptions made by Jefferies LLC in its discretionary judgment. Estimated cash flows on the bond and derivative components were discounted using a discount rate based on our internal funding rate.
The estimated value of the securities is a function of the terms of the securities and the inputs to Jefferies LLC’s proprietary pricing models.  The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects uncertainty on the date of this preliminary pricing supplement about the inputs to Jefferies LLC’s proprietary pricing models on the pricing date.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modification to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.
The relationship between the estimated value on the pricing date and the secondary market price of the securities
The price at which the agents or any of their respective affiliates purchase the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the Market Measure, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as a bid-offer spread that would be charged in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.
The agents and/or their respective affiliates may, but are not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

PRS-6

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■
seek an investment with contingent coupon payments at a rate of at least 12.30% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Market Measure on the applicable calculation day is greater than or equal to 70% of its starting price;

■
understand that if the ending price of the lowest performing Market Measure on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing Market Measure from its starting price and will lose more than 30%, and possibly all, of the face amount at stated maturity;

■	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
■
understand that the return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day and that they will not benefit in any way from the performance of the better performing Market Measures;

■	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;
■	understand and are willing to accept the full downside risks of each Market Measure;
■	are willing to forgo participation in any appreciation of any Market Measure and dividends on the Market Measures and the securities or assets included in the Market Measures; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;
■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the fund closing price of the lowest performing Market Measure on the final calculation day may decline by more than 30% from its starting price;
■	seek the certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Market Measure;
■
seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

■	are unwilling to accept the risk of exposure to the Market Measures;
■	are unwilling to accept our credit risk; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Market Measures, please see the section titled “The Market Measures” below.

PRS-7

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Market Measure on the related calculation day.
Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure with the lowest performance factor on that calculation day. The performance factor of an Market Measure on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).
Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Market Measure on the relevant calculation day, as follows:

PRS-8

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day. The lowest performing Market Measure on the final calculation day is the Market Measure with the lowest performance factor on the final calculation day. The performance factor of an Market Measure on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Market Measure, as follows:

PRS-9

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Market Measure on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the lowest performing Market Measure on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Market Measures is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
30% contingent
downside protection
Return of lowest performing
Market Measure at Maturity
-30%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical return of lowest performing Market Measure

PRS-10

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Market Measure on the final calculation day.
If the ending price of the lowest performing Market Measure on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the value of the lowest performing Market Measure from its starting price (expressed as a percentage of its starting price). The threshold price for each Market Measure is 70% of its starting price. For example, if the securities are not automatically called and the lowest performing Market Measure on the final calculation day has declined by 30.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the value of the lowest performing Market Measure on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the value of the lowest performing Market Measure is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing Market Measure on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Market Measure on the related calculation day is greater than or equal to its threshold price. The threshold price for each Market Measure is 70% of its starting price. If the fund closing price of the lowest performing Market Measure on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the lowest performing Market Measure is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If The Other Market Measure Performs Favorably.
You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if the other Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of one Market Measure could offset the poor performance of the other. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.
Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Market Measure.
Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. Although it is necessary for each Market Measure to close at or above its respective threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and at or above its respective threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measure would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

PRS-11

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

You Will Be Subject To Risks Resulting From The Relationship Among The Market Measures.
It is preferable from your perspective for the Market Measures to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measures is not relevant to your return on the securities. It is impossible to predict what the relationship among the Market Measures will be over the term of the securities. To the extent the Market Measures represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Market Measure On The Final Calculation Day From Its Starting price, But Will Not Participate In Any Positive Performance Of Any Market Measure.
Even though you will be fully exposed to a decline in the value of the lowest performing Market Measure on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the value of any Market Measure over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Market Measure.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Market Measures and the correlation among the Market Measures are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Market Measure, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Market Measures or lower expected correlation among the Market Measures as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Market Measure will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Market Measure will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Ability To Receive Further Payment On The Securities.
The securities are subject to a potential automatic call. If your securities are automatically called early, the term of the securities may be reduced to as short as approximately six months. The securities will be automatically called if, on any calculation day, the fund closing price of the lowest performing Market Measure is greater than or equal to its starting price. If the securities are automatically called, you will be entitled to receive the face amount plus a final contingent coupon payment, and no further amounts will be payable with respect to the securities. In this case, you will lose the opportunity to receive payment of any contingent coupon payments that otherwise would be payable after the date of the automatic call. If the securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.
A Contingent Coupon Payment Date, A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.
A calculation day (including the final calculation day) with respect to an Market Measure will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Market Measure on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.
The Tax Consequences Of An Investment In Your Securities Are Uncertain.
The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

PRS-12

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

The Internal Revenue Service (“IRS”) announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the IRS may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – U.S. Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.
Your Securities may be subject to the constructive ownership rules.
There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.
Risks Relating To An Investment In Our Debt Securities, Including The Securities
The Securities Are Subject To Our Credit Risk.
The securities are our obligations and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any Market Measure or any securities or assets included in any Market Measure for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of The Securities On The Pricing Date, Based On Jefferies LLC Proprietary Pricing Models At That Time And Our Internal Funding Rate, Will Be Less Than The Original Offering Price.
The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the original offering price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our subsidiaries in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to Jefferies LLC or other of our subsidiaries in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.
The Estimated Value Of The Securities Was Determined For Us By Our Subsidiary Using Proprietary Pricing Models.
Jefferies LLC derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models at that time.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the Market Measures.  Jefferies LLC’s views on these inputs and assumptions may differ from your or others’ views, and as an agent in this offering, Jefferies LLC’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our subsidiaries may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modifications to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models

PRS-13

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate.
The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities.  Our internal funding rate is generally lower than our secondary market rate, which is the rate that Jefferies LLC will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not the same as the interest that is payable on the securities.
Because there is not an active market for traded instruments referencing our outstanding debt obligations, Jefferies LLC determines our secondary market rate based on the market price of traded instruments referencing our debt obligations, but subject to adjustments that Jefferies LLC makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our creditworthiness as adjusted for discretionary factors such as Jefferies LLC’s preferences with respect to purchasing the securities prior to maturity.
The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS, Jefferies LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the original offering price.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.  WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.  If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current value of the Market Measures, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: Market Measure performance of each Market Measure; interest rates; volatility of the Market Measures; correlation among the Market Measures; time remaining to maturity; and dividend yields on the Market Measures and the securities or assets included in each Market Measure.  When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have been paid, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such

PRS-14

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Market Measures.  Because numerous factors are expected to affect the value of the securities, changes in the values of the Market Measures may not result in a comparable change in the value of the securities.
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agents and/or their respective affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agents are willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Risks Relating To The Market Measures
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of Each Market Measure And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Market Measures. Investing in the securities is not equivalent to investing in the Market Measures. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Market Measures or the securities or assets included in the Market Measures for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities or assets. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Market Measures or the securities or assets included in the Market Measures would have.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.
•	Changes That Affect A Market Measure Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Market Measure Or Its Fund Underlying Index,.
•	We And Our Subsidiaries Have No Affiliation With Any Market Measure Sponsor Or the Sponsor of the Fund Underlying Index, And Have Not Independently Verified Their Public Disclosure Of Information.
•	An Investment Linked To The Shares Of The Market Measures Is Different From An Investment Linked To Their Underlying Indices.
•	There Are Risks Associated With A Fund.
•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Gold And Silver Mining Industries.
All or substantially all of the equity securities held by the GDX are issued by companies whose primary line of business is directly associated with the gold and silver mining industries. As a result, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors.  Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time so the trading price of the shares of the GDX may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals. Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver and other precious metals may be adversely affected, which could in turn affect the GDX’s returns. If a natural disaster or other event with a significant economic impact occurs in a region

PRS-15

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

where the companies in which the GDX invests operate, that disaster or event could negatively affect the profitability of these companies and, in turn, the GDX’s investment in them. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the GDX and the price of the GDX during the term of the securities, which may adversely affect the value of your securities.

In addition, the GDX is classified as “non-diversified” under the Investment Company Act of 1940, as amended. A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the GDX may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets, Including Emerging Markets.
Some of the securities held by the GDX are issued by foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.
In addition, the GDX may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
The securities included in the GDX may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing price of the GDX which could, in turn, adversely affect the value of the securities.
The Securities Are Subject To Foreign Currency Exchange Rate Risk.
The GDX holds securities traded outside of the United States. Its share price will fluctuate based upon its net asset value (“NAV”), which will in turn depend in part upon changes in the value of the currencies in which the securities held by the GDX are traded. Accordingly, investors in the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the GDX are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the NAV of the GDX will be adversely affected and the price of the GDX may decrease.

The Stocks Held By The GDX Are Concentrated In One Sector.
The GDX holds securities issued by companies in the gold miners sector. As a result, some of the stocks that will determine the performance of the securities are concentrated in one sector. Although an investment in the securities will not give holders any ownership or other direct interests in the securities held by the GDX, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

PRS-16

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

The Securities Are Subject To Risks Associated With Silver.
The SLV seeks to reflect generally the performance of the price of silver, less the SLV’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

There Are Risks Associated With Commodities Trading On The London Bullion Market Association.
The investment objective of the SLV is to reflect generally the price of silver before the payment of its expenses and liabilities. The price of silver is determined by the London Bullion Market Association (the “LBMA”) or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA silver price as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the Notes. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA silver price. All of these factors could adversely affect the price of the SLV and, therefore, the return on the Securities.

Single Commodity Prices Tend To Be More Volatile Than, And May Not Correlate With, The Prices Of Commodities Generally.
The SLV is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The SLV’s underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.

The SLV Is Not An Investment Company Or Commodity Pool And Will Not Be Subject To Regulation Under The Investment Company Act Of 1940, As Amended, Or The Commodity Exchange Act Of 1936, As Amended.  Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.

Risks Relating To Conflicts Of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities.  In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our subsidiaries or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.  Our subsidiaries or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
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The calculation agent is our subsidiary and may be required to make discretionary judgments that affect the return you receive on the securities.  JFSI, a wholly owned subsidiary of Jefferies Financial Group Inc., will be the

PRS-17

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

calculation agent for the securities.  As calculation agent, JFSI will determine any values of the Market Measures and make any other determinations necessary to calculate any payments on the securities. In making these determinations, JFSI may be required to make discretionary judgments that may adversely affect any payments on the securities.  See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Fund—Market Disruption Events,”—Adjustments to an Fund” and “—Discontinuance of an Fund” in the accompanying product supplement. In making these discretionary judgments, the fact that JFSI is our subsidiary may cause it to have economic interests that are adverse to your interests as an investor in the securities, and JFSI’s determinations as calculation agent may adversely affect your return on the securities.
•	Research reports by our subsidiaries or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of A Market Measure.
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Business activities of our subsidiaries or any participating dealer or its affiliates with the companies whose securities are included in A Market Measure may adversely affect the value of such Market Measure.

•	Hedging activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of A Market Measure.
•	Trading activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of A Market Measure.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-18

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.
If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Market Measure on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Market Measure on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).
Hypothetical performance factor of lowest performing Market Measure on final calculation day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Market Measure on the final calculation day. The performance of the better performing Market Measures is not relevant to your return on the securities.

PRS-19

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 12.30% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, threshold price and fund closing prices for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting price for any Market Measure. The actual starting price and threshold price for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Market Measures, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The fund closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	100.00	100.00
Hypothetical fund closing price on relevant calculation day:	90.00	80.00
Hypothetical threshold price:	70.00	70.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	80.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.
In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical fund closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $30.75 per security, determined as follows: (i) $1,000 multiplied by 12.30% per annum divided by (ii) 4, rounded to the nearest cent.
Example 2. The fund closing price of the lowest performing Market Measure on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.
	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	100.00	100.00
Hypothetical fund closing price on relevant calculation day:	60.00	102.00
Hypothetical threshold price:	70.00	70.00
Performance factor (fund closing price on calculation day divided by starting price):	60.00%	102.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.
In this example, the VanEck® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

PRS-20

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical fund closing price of the lowest performing Market Measure on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing prices of the better performing Market Measure on the relevant calculation day is greater than its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing Market Measure on the relevant calculation day. The performance of the better performing Market Measure is not relevant to your return on the securities.
Example 3. The fund closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	100.00	100.00
Hypothetical fund closing price on relevant calculation day:	115.00	110.00
Hypothetical threshold price:	70.00	70.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	110.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.
In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical fund closing price of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,030.75 per security.
You will not receive any further payments after the call settlement date.

PRS-21

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting price for any Market Measure. The actual starting price and threshold price for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Market Measures, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Market Measure on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	100.00	100.00
Hypothetical fund closing price on relevant calculation day:	115.00	110.00
Hypothetical threshold price:	70.00	70.00
Performance factor (fund closing price on calculation day divided by starting price):	115.00%	110.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.
In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Market Measure on the final calculation day.
Since the hypothetical ending price of the lowest performing Market Measure on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Market Measure on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Market Measure on the final calculation day is greater than its threshold price, you would receive a final contingent coupon payment on the stated maturity date.
Example 2. The ending price of the lowest performing Market Measure on the final calculation day is less than its starting price but greater than its threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	100.00	100.00
Hypothetical fund closing price on relevant calculation day:	80.00	95.00
Hypothetical threshold price:	70.00	70.00
Performance factor (fund closing price on calculation day divided by starting price):	80.00%	95.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.
In this example, the VanEck® Gold Miners ETF has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Market Measure on the final calculation day.

PRS-22

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Since the hypothetical ending price of the lowest performing Market Measure is less than its hypothetical starting price, but not by more than 30%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Market Measure on the final calculation day is greater than its threshold price, you would receive a final contingent coupon payment on the stated maturity date.
Example 3. The ending price of the lowest performing Market Measure on the final calculation day is less than its threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical starting price:	100.00	100.00
Hypothetical fund closing price on relevant calculation day:	105.00	45.00
Hypothetical threshold price:	70.00	70.00
Performance factor (fund closing price on calculation day divided by starting price):	105.00%	45.00%
Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.
In this example, the iShares® Silver Trust has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Market Measure on the final calculation day.
Since the hypothetical ending price of the lowest performing Market Measure on the final calculation day is less than its hypothetical starting price by more than 30%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Market Measure on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Market Measure on the final calculation day is less than its threshold price, you would not receive a final contingent coupon payment on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Market Measure, but will be fully exposed to a decrease in the lowest performing Market Measure if the ending price of the lowest performing Market Measure on the final calculation day is less than its threshold price, even if the ending price of the other Market Measure has appreciated or has not declined below its respective threshold price.
To the extent that the starting price, threshold price and ending price of the lowest performing Market Measure differ from the values assumed above, the results indicated above would be different.

PRS-23

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

The Market Measures
All disclosures contained in this pricing supplement regarding the Market Measures, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources.  The information reflects the policies of, and is subject to change by, Van Eck Associates, the investment advisor of the VanEck® Gold Miners ETF, and The Bank of New York Mellon, the trustee of the the iShares® Silver Trust.  The investment advisor and trustee, which licenses the copyright and all other rights to the respective Market Measures, have no obligation to continue to publish, and may discontinue publication of, the Market Measures.  The consequences of the investment advisor or trustee discontinuing publication of a Market Measure are discussed in “General Terms of the Securities—Discontinuance of an Fund” in the accompanying product supplement.  None of us, the calculation agent, or Jefferies LLC accepts any responsibility for the calculation, maintenance or publication of any Market Measure or any successor fund.  None of us, the calculation agent, Jefferies LLC or any of our other affiliates makes any representation to you as to the future performance of the Market Measures.  You should make your own investigation into the Market Measures.

The VanEck® Gold Miners ETF
Information provided to or filed with the SEC relating to the GDX under the Securities Exchange Act of 1934, as amended, can be located by reference to its Central Index Key, or CIK, 0001137360 through the SEC’s website at http://www.sec.gov. Additional information about the GDX may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.
The GDX is an investment portfolio maintained, managed and advised by the Trust. The GDX is an exchange traded fund that trades on NYSE Arca under the ticker symbol “GDX.” The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NYSE Arca Gold Miners Index (the “Underlying Index”). The GDX utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Underlying Index by investing in a portfolio of securities that generally replicates the Underlying Index. The GDX will normally invest at least 80% of its total assets in common stocks that comprise the Underlying Index.
The Underlying Index
The Underlying Index is a modified market capitalization weighted index comprised of securities issued by publicly traded companies involved primarily in the mining of gold or silver. The Underlying Index is calculated, maintained and published by ICE Data Indices, LLC (“IDI”), the index sponsor.
Eligibility Criteria for Index Components
The Underlying Index includes common stocks, American Depositary Receipts or Global Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this includes exchanges in most developed markets and major emerging markets, and includes companies that are cross-listed, i.e., both U.S. and Canadian listings. IDI will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership. The universe of companies eligible for inclusion in the Underlying Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies that are already included in the Underlying Index). Also, the Underlying Index will maintain an exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the Underlying Index weight at each rebalance.
Further, both streaming companies and royalty companies are eligible for inclusion in the Underlying Index. Companies that have not yet commenced production are also eligible for inclusion in the Underlying Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the index universe in how much a particular company has hedged in gold or silver production via futures, options or forward contracts.
Only companies with a market capitalization of greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Underlying Index. A buffer is enforced for companies already in the Underlying Index. For companies already included in the Underlying Index, the market capitalization requirement at each rebalance is $450 million, the average daily volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months.
IDI has the discretion to not include all companies that meet the minimum criteria for inclusion.

PRS-24

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Calculation of the Underlying Index
The Underlying Index is calculated by IDI on a net total return basis. The calculation is based on the current modified market capitalization divided by a divisor. The divisor was determined on the initial capitalization base of the Underlying Index and the base level and may be adjusted as a result of corporate actions and composition changes, as described below. The level of the Underlying Index was set at 500.00 on December 19, 2002, which is the index base date. The Underlying Index is calculated using the following formula:
Where:
t = Index Calculation Date t;
Dntr,t = the Index Divisor on Index Calculation Date t;
Pi,t = Price (in the Index Base Currency) of Index Constituent i on Index Calculation Date t;
Qi,t = number of Shares of Index Constituent i on Index Calculation Date t;
Underlying Index Maintenance
Quarterly Index Rebalances
The Underlying Index is reviewed quarterly so that the selection and weightings of the constituents continues to reflect as closely as possible the Underlying Index’s objective of measuring the performance of highly capitalized companies in the gold mining industry. IDI may at any time and from time to time change the number of securities comprising the Underlying Index by adding or deleting one or more securities, or replacing one or more securities contained in the Underlying Index with one or more substitute securities of its choice, if in IDI’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Underlying Index. A company will be removed from the Underlying Index during the quarterly review if either (1) its market capitalization falls below $450 million or (2) its average daily trading volume for the previous three months is less than 30,000 shares and its average daily traded value for the previous three months is less than $600,000.
Weightings at Quarterly Index Rebalances
At the time of the quarterly rebalance, the component security weights (also referred to as the multiplier or share quantities of each component security) will be modified to conform to the following asset diversification requirements:
1.            the weight of any single component security may not account for more than 20% of the total value of the Underlying Index;
2.            the component securities are split into two subgroups-large and small, which are ranked by unadjusted market capitalization weight in the Underlying Index. Large securities are defined as having a starting index weight greater than or equal to 5%. Small securities are defined as having a starting index weight below 5%; and
3.            the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Underlying Index may not account for more than 45% of the total index value.
The weights of the components securities (taking into account expected component changes and share adjustments) are modified in accordance with the Underlying Index’s diversification rules.
Diversification Rule 1: If any component stock exceeds 20% of the total value of the Underlying Index, then all stocks greater than 20% of the Underlying Index are reduced to represent 20% of the value of the Underlying Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.
Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are components with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that classify as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. Alternatively, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group will represent in the aggregate 45% and the small group will represent 55% in the aggregate of the final index weight. This will be adjusted through the following process: The weight of each of the large stocks will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the Underlying Index. If any large component stock falls below a weight equal to the

PRS-25

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.
Changes to the Underlying Index composition and/or the component security weights in the Underlying Index are determined and announced prior to taking effect. These changes typically become effective after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.
Corporate Action-Related Adjustments
The Underlying Index may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the value of the underlying portfolio. Adjustments take place in reaction to events that occur with constituents, in order to mitigate or eliminate the effect of that event on the Underlying Index.
The Index Divisor will be adjusted for corporate actions and any additions, deletions and share changes, as described in more detail below. The Index Divisor is calculated as follows:
Where:
t = Index Calculation Date t;
Dntr,t = the Index Divisor on Index Calculation Date t;
APCi,t = the Adjusted Previous Close Price (for net dividends going ex-dividend on Index Calculation Date t and corporate actions, and denominated in the Index Base Currency) of Index Constituent i on Index Calculation Date t;
Qi,t = number of Shares of Index Constituent i on Index Calculation Date t;
Index(NTR)t-1 = the Underlying Index Level from Date t-1;
Adjustments take place in reaction to events that occur with constituents in order to mitigate or eliminate the effect of that event on the performance of the Underlying Index as follow:
(1)            Removal of constituents. Any stock deleted from the Underlying Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is typically not replaced with a new constituent. The total number of stocks in the Underlying Index is reduced by one every time a company is deleted. In certain circumstances, IDI may decide to add another constituent into the Underlying Index as a result of the pending removal of a current constituent. If a company is removed from the Underlying Index, the divisor will be adapted to maintain the index level.
a.
Mergers and acquisitions. In the event that a merger or acquisition occurs between members of the Underlying Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. In the event that only one of the parties to a merger or acquisition is a member of the Underlying Index, an acquiring member of the Underlying Index continues as a member of the Underlying Index and its shares will be adjusted at the next rebalance while an acquired member of the Underlying Index is removed from the Underlying Index and its market capitalization redistributed proportionately across the remaining constituents via a divisor adjustment, and the acquiring company may be considered for inclusion at the next rebalance.

b.
Suspensions and company distress. Immediately upon a company’s filing for bankruptcy, an announcement will be made to remove the constituent from the Underlying Index effective for the next trading day. If the constituent is trading on an over-the-counter market, the last trade or price on that market is utilized as the deletion price on that day. If the stock does not trade on the relevant exchange between the bankruptcy announcement and the current index business day, the stock may be deleted from the Underlying Index with a presumed market value of $0.

c.	Split-up / spin-off. The closing price of the index constituent is adjusted by the value of the spin-off and the shares of the index constituent will not be adjusted.
(2)            Dividends. The Underlying Index will be adjusted for dividends that are special. To determine whether a dividend should be considered a special dividend, the compiler will use the following criteria: (a) the declaration of a dividend additional to those dividends declared as part of a company’s normal results and dividend reporting cycle; or (b) the identification of an element of a dividend paid in

PRS-26

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.
(3)            Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right before the open on the ex-date, and the shares are increased to maintain the constituent’s existing weighting within the Underlying Index. The adjustment assumes that the rights issue is fully subscribed. The amount of the price adjustment is determined from the terms of the rights issue, including the subscription price, and the price of the underlying security. IDI shall only enact adjustments if the rights represent a positive value, or are in-the-money, or, alternatively, represent or can be converted into a tangible cash value.
(4)            Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares included in the Underlying Index will be adjusted in accordance with the ratio given in the corporate action. Since the event won’t change the value of the company included in the Underlying Index, the divisor will not be changed because of this.
(5)            Changes in number of shares. Changes in the number of shares outstanding, typically due to share repurchases, tenders or offerings, will not be reflected in the Underlying Index.
Other Adjustments
In cases not expressly covered by the rules governing the Underlying Index, operational adjustments will take place along the lines of the aim of the Underlying Index. Operational adjustments may also take place if, in IDI’s opinion, it is desirable to do so to maintain a fair and orderly market in derivatives on the Underlying Index and/or is in the best interests of the investors in products based on the Underlying Index and/or the proper functioning of the markets. Any such modifications or exercise of expert judgment will also be governed by any applicable policies, procedures and guidelines in place by IDI at such time.
Historical Information
We obtained the closing prices of the VanEck® Gold Miners ETF in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing prices of the Market Measure for the period from January 1, 2018 to June 25, 2025. The fund closing price on June 25, 2025 was $51.92. The historical performance of the Market Measure should not be taken as an indication of the future performance of the Market Measure during the term of the securities.

PRS-27

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

The iShares® Silver Trust
The SLV trades under the ticker symbol “SLV” on NYSE Arca. iShares Delaware Trust Sponsor LLC (“iShares Delaware”) is the sponsor of the SLV.  The Bank of New York Mellon is the trustee of the SLV, and JPMorgan Chase Bank, N.A., London branch is the custodian of the SLV.
The SLV seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV consist primarily of silver held by the custodian on behalf of the SLV. The SLV issues shares (“Shares”) in exchange for deposits of silver and distributes silver in connection with the redemption of Shares. The Shares of the SLV are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.
The SLV issues Shares in blocks of 50,000 Shares (a block of 50,000 Shares is called a “Basket”) to certain authorized participants, on an ongoing basis. Baskets are only issued or redeemed in exchange for an amount of silver determined by the trustee on each day that NYSE Arca is open for regular trading.
The Shares of the SLV represent units of fractional undivided beneficial interest in and ownership of the assets of the SLV. The SLV is a passive investment vehicle and the trustee of the SLV does not actively manage the silver held by the SLV. The trustee of the SLV sells silver held by the SLV to pay the SLV’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the NAV of the SLV and is payable monthly in arrears. The trustee of the SLV will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of SLV expenses or liabilities not assumed by iShares Delaware.
Information provided to or filed with the SEC by the SLV pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-268747 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. Information on that website is not included or incorporated by reference in this document. According to the SLV’s prospectus, the SLV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder, the SLV is not a commodity pool within the meaning of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.
Creation and Redemption
The SLV issues and redeems Baskets on a continuous basis. Baskets are only issued or redeemed in exchange for an amount of silver determined by the trustee on each day that NYSE Arca is open for regular trading. No Shares are issued unless the custodian has allocated to the SLV’s account (except for an unallocated amount of silver not in excess of 1,100 ounces), the corresponding amount of silver. At the creation of the SLV, a Basket required delivery of 500,000 ounces of silver. The amount of silver necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the SLV, due to the payment or accrual of fees and other expenses or liabilities payable by the trust. Baskets may be created or redeemed only by Authorized Participants, who pay the trustee a transaction fee for each order to create or redeem Baskets.
Valuation of Silver; Computation of NAV
On each business day, as soon as practicable after 4:00 p.m. (New York time), the trustee evaluates the silver held by the SLV and determines the NAV of the SLV and the NAV per Share. For purposes of making these calculations, a business day means any day other than a day when NYSE Arca is closed for regular trading. The trustee values the silver held by the SLV using that day’s LBMA Silver Price. LBMA Silver Price is the price per ounce, in U.S. dollars, of unallocated silver delivered in London determined by the ICE Benchmark Administration following an electronic auction consisting of one or more 30-second rounds starting at 12:00 p.m. (London time) on each day that the London silver market is open for business and published shortly thereafter. Once the value of the SLV’s silver has been determined, the trustee subtracts all accrued fees, expenses and other liabilities of the SLV from the total value of the silver and all other assets of the SLV. The resulting figure is the NAV of the SLV. The trustee determines the NAV per Share by dividing the NAV of the SLV by the number of Shares outstanding on the day the computation is made.
Historical Information
We obtained the closing prices of the iShares® Silver Trust in the graph below from Bloomberg L.P., without independent verification.

PRS-28

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

The following graph sets forth daily closing prices of the Market Measure for the period from January 1, 2018 to June 25, 2025. The closing price on June 25, 2025 was $33.01. The historical performance of the Market Measure should not be taken as an indication of the future performance of the Market Measure during the term of the securities.

PRS-29

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying product supplement.
The following section is the opinion of Sidley Austin LLP, our counsel. In addition, it is the opinion of Sidley Austin LLP that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.
This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
■	a dealer in securities or currencies;
■	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
■	a bank;
■	a life insurance company;
■	a tax exempt organization;
■	a partnership;
■	a regulated investment company;
■	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
■	a common trust fund;
■	a person that owns a security as a hedge or that is hedged against interest rate risks;
■	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
■	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

 You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders
This section applies to you only if you are a U.S. Holder that holds your securities as a capital asset for tax purposes. You are a “U.S. Holder” if you are a beneficial owner of each of your securities and you are:
■	a citizen or resident of the United States;
■	a domestic corporation;
■	an estate whose income is subject to U.S. federal income tax regardless of its source; or
■
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment
You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income bearing pre-paid derivative contracts in respect of the Market Measures. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.
Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.
Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.
In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive

PRS-30

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.
No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
Alternative Treatments
There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.
If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.
If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.
It is possible that your securities could be treated in the manner described above, except that (1) any gain or loss that you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary income or loss or (2) you should not include the contingent coupon payment, if any, in income as you receive them but instead you should reduce your basis in your securities by the amount of the contingent coupon payment you receive. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.
It is also possible that the Internal Revenue Service could assert that your securities should be treated as giving rise to “collectibles” gain or loss if you have held your securities for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the securities is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects, in part (through the iShares® Silver Trust), the value of collectibles. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.
It is also possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.
Possible Change in Law
On December 7, 2007, the IRS released a notice stating that the IRS and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate.
Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.
Backup Withholding and Information Reporting

PRS-31

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement. Please see the discussion under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:
■	a nonresident alien individual;
■	a foreign corporation; or
■	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

The term “Non-U.S. Holder” does not include any of the following holders:
■
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

■	certain former citizens or residents of the United States; or
■	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.
Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We or our agents, including WFS, will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-U.S. Holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an IRS Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.
“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation —Non-U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we or the applicable withholding agent intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation —Non-U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we or the applicable withholding agent will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective Non-U.S. Holders of the securities should consult their tax advisors in this regard.

PRS-32

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

Furthermore, on December 7, 2007, the IRS released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.
In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive in respect of any coupon payment or upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we or the applicable withholding agent may be required to withhold such taxes if any U.S.-source dividends are paid on the Market Measures during the term of the securities. We could also require you to make certifications (e.g., an applicable IRS Form W-8) prior to making any payments in respect of any coupon payment or any payment upon the maturity of the securities in order to avoid or minimize withholding obligations, and we or the applicable withholding agent could withhold accordingly (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. Accordingly, the IRS could challenge our determination and assert that withholding is required in respect of your securities. In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest or FDAP income as subject to FATCA withholding. However, under recently proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the securities.

PRS-33

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

LEGAL MATTERS
The validity of the securities is being passed on for us by Sidley Austin LLP, New York, New York.

PRS-34

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due July 27, 2028

RECENT DEVELOPMENTS

On June 25, 2025, Jefferies Financial Group Inc. announced its financial results for its fiscal second quarter of 2025:

Highlights for the three months ended May 31, 2025:
•	Investment Banking Net Revenues of $766 million
•	Capital Markets Net Revenues of $704 million
•	Asset Management Net Revenues of $155 million
•	Income Before Income Taxes of $135 million
•	Net Income of $88 million (reflects a 32.3% effective tax rate)

Highlights for the six months ended May 31, 2025:
•	Investment Banking Net Revenues of $1.47 billion
•	Capital Markets Net Revenues of $1.40 billion
•	Asset Management Net Revenues of $346 million
•	Income Before Income Taxes of $286 million
•	Net Income of $216 million (reflects a 20.2% effective tax rate)

Amounts herein pertaining to May 31, 2025 represent a preliminary estimate as of the date of the earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended May 31, 2025.

The above preliminary financial data included in this pricing supplement has been prepared by and is the responsibility of Jefferies’ management. Deloitte & Touche LLP, Jefferies’ independent public accountant, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

PRS-35